SECURITY AGREEMENT

This Security Agreement is made and entered into as of December 23, 2015, between Arrayit Corporation, a Nevada corporation (the "Debtor"), and Iconic Holdings, LLC (the "Secured Party").

WITNESSETH:

A. The Debtor owes certain payment obligations to the Secured Party pursuant to the Convertible Exchange Note issued by the Debtor to Secured Party on December 23, 2015 in the amount of $540,535.91 (the "Arrayit Obligation").

B. The Debtor has agreed to secure the Arrayit Obligation to the Secured Party under the Debentures by granting the Secured Party a security interest in the Collateral (as hereinafter defined).

C. As a condition to entering into the Arrayit Obligation, the Secured Party has required the execution and delivery of this Security Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Arrayit Obligation, the Debtor hereby agrees with the Secured Party, as follows:

1. **Defined Terms**. Unless otherwise defined herein, terms which are defined in the Arrayit Obligation and used herein are so used as so defined:

(a) "Accounts" shall be defined as it is defined in the Uniform Commercial Code in effect in any jurisdiction in which any of the Collateral may be located on the date hereof, but such definition shall be limited to accounts related to the Collateral.

(b) "Code" shall mean the Uniform Commercial Code as from time to time in effect in the State of California.

(c) "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

(d) "Contracts" shall mean all contracts and other agreements between the Debtor and any other Person related to the Collateral, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Debtor to receive moneys due and to become due to the Debtor thereunder or in connection therewith, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof, and (c) all rights of the Debtor to perform and to exercise all remedies thereunder.

(e) "Event of Default" shall mean any Default by Debtor under the Arrayit Obligation in accordance with the terms set forth therein.

(f) "Lien" shall mean any mortgage, pledge, security interest, assignment, lien (statutory or other), claim, encumbrance of any kind, license or sublicense or security interest in or upon any of the Collateral.

(g) "Arrayit Obligation" shall mean the obligation of the Debtor to make payments to Secured Party pursuant to the terms of the Convertible Exchange Note issued by the Debtor to the Secured Party on December 23, 2015 in the amount of $540,535.91.

(h) "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

(i) "Security Agreement" shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

2. **Grant of Security Interest**. As collateral security for the prompt and complete payment when due of the Arrayit Obligation, the Debtor hereby grants to the Secured Party a security interest in Six Million Six Hundred Thousand (6,600,000) Shares of common stock of Avant Diagnostics, Inc that were issued in the Debtor's name on March 2, 2015. (the "Collateral").

3. **Representations and Warranties**. The Debtor hereby represents and warrants that:

(a) Title; No Other Liens. Except for the Lien granted to the Secured Party pursuant to this Security Agreement, the Debtor owns the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party, pursuant to this Security Agreement.

(b) Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral created by the Debtor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Equipment which constitutes part of the Acquired Assets is located and any present or future creditor obtaining a Lien on such real property.

(c) Location of Collateral. The location of the Collateral is listed on Schedule I hereto.

(d) Power and Authority; Authorization. The Debtor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Security Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Security Agreement.

(e) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may

be limited bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

(f) No Conflict. The execution, delivery and performance of this Security Agreement will not violate any provision of any requirement of law or contractual obligation of the Debtor and will not result in the creation or imposition of any lien on any of the properties or revenues of the Debtor pursuant to any requirement of law or contractual obligation of the Debtor, except as contemplated hereby.

(g) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person or entity (including, without limitation, any shareholder or creditor of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

(h) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues with respect to this Security Agreement or any of the transactions contemplated hereby.

4. **Covenants**. The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until it has satisfied the Arrayit Obligation, it will:

(a) Further Documentation; At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A photographic, facsimile or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Indemnification. Pay, and save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to the Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtors thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or

liability at any time owing to or in favor of such account debtors or its successors from any debtor.

(c) Compliance with Laws, etc. Comply in all material respects with all requirements of law applicable to the Collateral or any part thereof or to the operation of its business; provided, however, that the Debtor may contest any requirement of law in any reasonable manner which shall not, in the sole reasonable opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its Liens on the Collateral.

(d) Payment of Arrayit Obligation. Pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor's books in accordance with GAAP.

(e) Limitation on Liens on Collateral. Not create, incur or permit to exist, will defend the Collateral against, and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby or Permitted Liens and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever; provided Debtor may create, incur or permit to exist a Lien on or to the Collateral subordinate to the Lien created hereby if the terms and conditions of such subordinate Lien are satisfactory to the Secured Party.

(f) Limitations on Dispositions of Collateral. Not sell or transfer or otherwise dispose of any of the Collateral, except for the sale of Collateral where the proceeds therefrom are used to pay the Arrayit Obligation.

(g) Further Identification of Collateral. Furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(h) Notices. Advise the Secured Party promptly, in reasonable detail, (i) of any Lien on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(i) Changes in Locations, Name, etc. Unless it shall have given the Secured Party at least 30 days prior written notice thereof the Debtor will not change the location of its chief executive office or chief place of business or change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become seriously misleading.

5. **Performance by Secured Party of Debtor's Obligations**. If the Debtor fails to materially perform or comply with any of its agreements contained herein and the Secured Party,

as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreements, the reasonable expenses of the Secured Party incurred in connection with such performance or compliance, shall be payable by the Debtor to the Secured Party on demand and shall constitute obligations of the Debtor secured hereby.

6. **Remedies**. If an Event of Default shall occur and be continuing, the Secured Party, may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Arrayit Obligation, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. The Debtor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Arrayit Obligation, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the lawful exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Arrayit Obligation and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

7. **Limitation on Duties Regarding Preservation of Collateral**. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the

Secured Party, nor any of its respective members, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

8. **Powers Coupled with an Interest**. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

9. **Severability**. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. **Paragraph Headings**. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11. **No Waiver; Cumulative Remedies**. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12. **Waivers and Amendments; Parties Bound; Governing Law**. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the respective successors and permitted assigns of the Debtor and shall inure to the benefit of the Secured Party and its respective successors and assigns. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA.

13. **Notices**. All notices hereunder to the Debtor or the Secured Party to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or sent in the manner and to the respective addresses as provided in the Subscription Agreements.

14. **Submission to Jurisdiction; Waivers**. Each Party hereby irrevocably and unconditionally:

(a) submits itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the State of Nevada, and appellate courts from any thereof; and

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

15. **Counterparts**. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Debtor and the Secured Party.

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IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ARRAYIT CORPORATION

By:____________________________
Name: Rene Schena
Title: CEO

ICONIC HOLDINGS, LLC

By:____________________________
Name:
Title:

SCHEDULE I TO
Security Agreement

<u>Location of Collateral</u>

DAVID KAHAN, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, Florida 33487
Phone (561) 672-8331
Fax (561) 672-8301